UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2005 (December 1, 2005)
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03 Amendments to Bylaws.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT LIST
Exhibit 3.2.1
Exhibit 10.19.1
Exhibit 10.19.2
Exhibit 99.1

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On December 1, 2005, the Compensation and Executive Personnel Committee (“Committee”) of the Board of Directors of Avery Dennison Corporation (the “Company’) approved the following: (i) certain post-retirement benefits for retiring Chairman, Philip M. Neal; life insurance coverage of $100,000; lifetime family medical coverage (Medicare, as primary coverage, the Company Basic Medical Plan and Executive Supplemental Medical Plan, which provides for an additional $30,000 of annual coverage for medical services not reimbursed by Medicare or the Basic Medical Plan); transfer of ownership of Company car with imputed income; $175,000 annually for five years for office space and clerical support, financial counseling services and business and social club dues; (ii) an additional $165,000 in annual compensation for the position of Non-Executive Chairman; (iii) an increase in annual salary to $825,000 for Dean A. Scarborough, President and Chief Executive Officer, effective December 1, 2005 (in May 2005 when Mr. Scarborough was promoted to his present position he requested that a promotional increase be postponed); (iv) salary increases for other executive officers, effective December 1, 2005 (which had been postponed from May 2005); and (v) equity awards on December 1, 2005 for executive officers, including stock options and restricted stock units with dividend equivalents.
Section 2 — Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities.
On December 1, 2005, following a review of the Company’s operations, the Board of Directors of Avery Dennison Corporation approved management’s recommendation to initiate certain company-wide cost reduction actions (“restructuring”) and to exit certain businesses to improve the Company’s global operating efficiencies and to reduce costs.
In connection with these actions, the Company currently anticipates restructuring costs to be in the range of $50 million to $65 million, an increase from the Company’s previous estimate at the end of the third quarter of 2005 of $20 million to $30 million. More than half of these charges are expected to be recognized during the fourth quarter of 2005, and the remaining costs are expected to be recognized during the first half of 2006 when the related expenses are expected to be incurred.
The cost reduction actions include reductions in headcount of approximately 700 to 900 positions, which are expected to impact most businesses and geographic regions. The Company estimates that it will incur employee-related costs in the range of $45 million to $55 million, including severance and other termination benefits, and approximately $5 million to $10 million in non-cash charges related to write-offs of fixed assets.
Annual pretax savings associated with these and other cost reduction actions are expected to total $80 million to $90 million when fully implemented, an increase from the Company’s previous estimate at the end of the third quarter of 2005 of $60 million to $70 million. A portion of the estimated savings and cash generated from these actions will be used to fund investments in ongoing Horizon initiatives and future growth opportunities, as well as actions to drive additional productivity improvements.
As previously announced on October 25, 2005, the Company is considering divesting certain non-strategic, low-margin businesses, which would reduce annual sales by approximately $70 million to $80 million, with minimal impact to earnings from operations. These businesses have approximately $140 million in total assets, including goodwill and other intangible assets. Such divestitures, if completed, would result in cash and non-cash charges related to severance and other employee-related costs, as well as asset impairments and write-offs. At this time, the Company is unable to estimate costs associated with these exit-related activities. Certain of these charges could be incurred late in the fourth quarter of 2005 and the balance could be incurred in the first half of 2006.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) As part of a planned transition of executive leadership, on December 2, 2005, Philip M. Neal resigned as a director and Chairman of the Company’s Board of Directors, and on December 2, 2005 he retired from the Company after over 31 years of service. The Board elected Kent Kresa, an independent director, as Non-Executive Chairman of the Board of Directors, effective as of the resignation of Mr. Neal (the news release dated December 2, 2005 is attached as Exhibit 99.1). As part of this transition, Mr. Kresa relinquished his position as Chairman of the Audit Committee (he remains as a member of the Audit Committee), and John T. Cardis (a current member of the Audit Committee) was appointed as Chairman of the Audit Committee, effective December 2, 2005.
Item 5.03 Amendments to Bylaws.
On December 1, 2005, the Board of Directors amended the Company’s Bylaws to decrease the size of the Board of Directors to ten; to add descriptions for the positions of non-executive chairman and chief executive officer; and to make other minor revisions to the descriptions of other officers.
The text of the Bylaws as amended is attached as Exhibit 3.2.1 hereto.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
The following are filed as Exhibits to this Report:

3.2.1	- Bylaws as amended
10.19.1	- Forms of Stock Option Agreements
10.19.2	- Forms of Restricted Stock Unit Agreements
99.1	- News Release dated December 1, 2005
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this report on Form 8-K are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; foreign exchange rates; worldwide and local economic conditions; selling prices; impact of legal proceedings, including the U.S. Department of Justice (“DOJ”) criminal investigation, as well as the European Commission (“EC”), Canadian Department of Justice, and Australian Competition and Consumer Commission investigations, into industry competitive practices and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof (including purported class actions seeking treble damages for alleged unlawful competitive practices, and purported class actions related to alleged disclosure violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation, as well as a likely fine by the EC in respect of certain employee misconduct in Europe); impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company’s customers and suppliers; successful integration of acquired companies, financial condition and inventory strategies of customers; development, introduction and acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.
The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) potential adverse developments in legal proceedings and/or investigations regarding competitive activities; (2) the degree to which higher raw material costs can be passed on to customers through selling price increases (and previously implemented selling price increases can be sustained), without a significant loss of volume; (3) the impact of economic conditions on underlying demand for the Company’s products; and (4) ability of the Company to achieve and sustain targeted cost reductions.
For a more detailed discussion of these and other factors, see Exhibit 99.1 “Cautionary Statement For Purposes Of The Safe Harbor Provisions Of The Private Securities Litigation Reform Act Of 1995” in the Company’s Form 10-K, filed on March 17, 2005. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION
Date: December 7, 2005	By:	/s/ Daniel R. O’Bryant
		Name:	Daniel R. O’Bryant
		Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

3.2.1	Bylaws as amended

10.19.1	Forms of Stock Option Agreements

10.19.2	Forms of Restricted Stock Unit Agreements

99.1	News Release dated December 1, 2005